Exhibit 10.1

EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of May 29, 2013, by and among Resolute Energy Corporation, a Delaware corporation (the “Company”), and each of the undersigned parties listed under “Holders” on the signature page hereto and each additional person that becomes a party to this Agreement as provided herein. Each such undersigned party and, upon execution and delivery of a Joinder to the Company, each such additional person is herein referred to as individually, a “Holder” and, collectively, the “Holders.”

RECITALS

WHEREAS, the Company and the Holders desire to enter into this Agreement to provide the Holders with certain rights relating to the registration of the Registrable Securities (as defined below).

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

The following capitalized terms used herein have the following meanings:

“Affiliate” of any particular person means any other person directly or indirectly controlling, controlled by or under common control with such person and any direct or indirect partner or member of a person which is a partnership or limited liability company. As used in this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting shares, by contract, or otherwise.

“Agreement” means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“Business Day” means any day, except a Saturday, Sunday, or legal holiday on which the banking institutions in the City of New York are authorized or obligated by law or executive order to close.

“Commission” means the Securities and Exchange Commission, or such successor federal agency or agencies as may be established in lieu thereof.

“Common Stock” means common stock of the Company, par value $0.0001 per share.

“Company” is defined in the preamble to this Agreement.

“Demand Registration” is defined in Section 2.1(a).

“Demanding Holder” is defined in Section 2.1(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Indemnified Party” is defined in Section 4.3.

“Indemnifying Party” is defined in Section 4.3.

“Holder” is defined in the preamble to this Agreement.

“Holder Indemnified Party” is defined in Section 4.1.

“Joinder” is defined in Section 6.12.

“Maximum Number of Securities” is defined in Section 2.1(d).

“Notices” is defined in Section 6.2.

“Other Piggy-Back Securities” is defined in Section 2.2(b).

“Piggy-Back Registration” is defined in Section 2.2(a).

“Prospectus” means a prospectus relating to a Registration Statement, as amended or supplemented, and all materials incorporated by reference in such Prospectus.

“Register,” “registered,” and “registration” mean a registration effected by preparing and filing a registration statement or similar document under the Securities Act and such registration statement becoming effective.

“Registrable Securities” means (a) the Common Stock held by the Holders, whether now owned or hereafter acquired, (b) the Warrants held by the Holders, whether now owned or hereafter acquired and (c) the Warrant Shares underlying the Warrants held by the Holders, whether now owned or hereafter acquired, and, in each case, any securities of the Company into which such securities may be reclassified or changed, including by reason of a merger, consolidation, reorganization or recapitalization, or any securities of the Company issued to a holder of Registrable Securities in respect of those securities; provided, however, that any such Registrable Securities shall cease to be Registrable Securities when: (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of, or exchanged in accordance with such Registration Statement; (ii) such securities shall be eligible for sale in a single transaction under Rule 144 or Rule 145 of the Securities Act (or any similar provisions thereunder, but not Rule 144A or any similar exemption pursuant to which a purchaser would receive restricted securities as defined in Rule 144(a)) without volume or manner of sale restrictions under Rule 144; (iii) such securities shall have ceased to be outstanding; or (iv) such securities have been sold or otherwise transferred in a transaction in which the relevant holder’s rights hereunder have not been duly assigned to the transferee.

“Registrable Shares” means all Registrable Securities that are Common Stock or Warrant Shares and, in each case, any securities of the Company into which such securities may be reclassified or changed, including by reason of a merger, consolidation, reorganization or recapitalization, or any securities of the Company issued to a holder of Registrable Shares in respect of those securities.

“Registration Statement” means a registration statement filed by the Company with the Commission in compliance with the Securities Act, and the rules and regulations promulgated thereunder for a public offering and sale of Common Stock or other Company securities (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“Requisite Demanding Holders” is defined in Section 2.1(b).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Shelf Registration Statement” means the shelf registration statement referred to in Section 2.3, to be filed on Form S-3 (or any successor form), as amended or supplemented by any amendment or supplement thereto, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Shelf Registration Statement.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

“Warrant Shares” means shares of Common Stock that may be purchased upon the exercise of Warrants.

“Warrants” means warrants to purchase shares of Common Stock.

ARTICLE 2

REGISTRATION RIGHTS

2.1 Demand Registration.

(a) General Request for Registration. At any time, and from time to time, the Holders holding a majority of the Registrable Shares may make a written demand for registration under the Securities Act of all or part of their Registrable Securities (a “Demand Registration”). Any demand for a Demand Registration shall specify the number and type of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. The Company will notify all holders of Registrable Securities of any demand pursuant to this Section 2.1(a) within ten (10) Business Days, and each holder of Registrable Securities who wishes to include all or a portion of such holder’s Registrable Securities in such Demand Registration and is otherwise permitted to do so under this Agreement (each such holder including Registrable Securities in such Demand Registration, a “Demanding Holder”) shall so notify the Company within ten (10) Business Days after the receipt by the holder of the notice from the Company.

Upon any such request, the Demanding Holders shall be entitled to have their Registrable Securities included in the Demand Registration, subject to Section 2.1(d) and the provisions set forth in Section 3.1(a). The Company shall not be obligated to effect more than an aggregate of three (3) Demand Registrations under this Section 2.1(a). In addition, the Company shall not be required to (y) effect a Demand Registration unless the aggregate offering price to the public in the offering is expected to be at least $10.0 million or (z) file a Registration Statement with respect to a Demand Registration within one hundred and eighty (180) days of the completion of any underwritten offering of the Company’s securities.

(b) Effective Registration. A registration will not count as a Demand Registration until the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective and the Company has complied in all material respects with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) with respect to a Demand Registration, the Demanding Holders holding a majority of the Registrable Shares included in the Demand Registration (the “Requisite Demanding Holders”) thereafter elect to continue the offering.

(c) Underwritten Offering. If the Requisite Demanding Holders so elect and such holders so advise the Company as part of their written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. In each such case, the right of any holder to include such holder’s Registrable Securities in such registration shall be conditioned upon such holder’s participation in such underwriting and the inclusion of such holder’s Registrable Securities in the underwriting to the extent provided herein. All Demanding Holders who propose to distribute their Registrable Securities through such an underwriting shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such underwriting, subject to Section 3.1(f). The Underwriter(s) shall be selected by the Company, and shall be reasonably acceptable to the Requisite Demanding Holders.

(d) Reduction of Offering. If the managing Underwriter(s) for a Demand Registration that is to be an underwritten offering advises the Company and the Demanding Holders in writing that the dollar amount or number of shares of Registrable Securities that the Demanding Holders desire to sell, taken together with all other shares of Common Stock or other securities which the Company desires to sell and the shares of Common Stock or other Company securities, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other holders of the Company’s securities who desire to sell securities, exceeds the maximum dollar amount or maximum number of securities that can be sold in such offering without adversely affecting in a material manner the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such registration:

(i) first, in the case of a Demand Registration, the Registrable Securities as to which the Demand Registration has been requested to be included in the offering that can be sold without exceeding the Maximum Number of Securities, pro rata in accordance with the number of Registrable Shares that such Demanding Holders have requested be included in such registration, regardless of the number of Registrable Shares with respect to which such Demanding Holders have the right to request such inclusion;

(ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Securities;

(iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Securities; and

(iv) fourth, to the extent that the Maximum Number of Securities have not been reached under the foregoing clauses (i), (ii), and (iii), the shares of Common Stock or other securities that other stockholders desire to sell, and the Company elects to include in the registration, that can be sold without exceeding the Maximum Number of Securities.

(e) Withdrawal. In the case of a Demand Registration, if the Requisite Demanding Holders disapprove of the terms of any underwriting or are not entitled to include all of their Registrable Securities in any offering, such Demanding Holders may elect to withdraw from such offering by giving written notice to the Company and the Underwriter(s) of their request to withdraw a reasonable time prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Demand Registration. In such event, the Company need not seek effectiveness of such Registration Statement for the benefit of other Demanding Holders. If the Requisite Demanding Holders withdraw from a proposed offering relating to a Demand Registration in accordance with this Section 2.1(e), then such registration shall not count as a Demand Registration provided for in Section 2.1(a).

(f) Preemption of Demand Registration. Notwithstanding anything to the contrary contained herein, after receiving a notice for a Demand Registration, the Company may elect to effect an underwritten primary registration in lieu of the Demand Registration if the Company’s Board of Directors believes that such primary registration would be in the best interests of the Company. If the Company so elects to effect a primary registration, the Company shall give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and shall afford those holders the rights set forth in Section 2.2 with respect to Piggyback Registrations, except that Section 2.1(d) will apply in lieu of Section 2.2(b). The Company shall select the Underwriter(s) for such an offering, if any. In the event the Company elects to effect a primary registration after receiving a notice for a Demand Registration, the Company shall use its commercially reasonable efforts to have the Registration Statement relating to the primary registration declared effective by the Commission as soon as reasonably practicable. In addition, the request for a Demand Registration shall be deemed to have been withdrawn and such primary registration shall not be deemed to be a Demand Registration for the purposes of Section 2.1(a).

2.2 Piggy-Back Registration.

(a) Piggy-Back Rights. If at any time the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account and/or for stockholders of the Company for their account, other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing stockholders or in connection with an acquisition or other business combination, (iii) for an offering of debt that is convertible into equity securities of the Company, or (iv) for a dividend reinvestment plan, then the Company shall (x) give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable, but in no event less than ten (10) Business Days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter(s), if any, of the offering, and (y) offer to the holders of Registrable Securities in such notice the opportunity to register the sale of such number and type of Registrable Securities as such holders may request in writing within five (5) Business Days following receipt of such notice (a “Piggy-Back Registration”). The Company shall cause such Registrable Securities to be included in such registration and shall use commercially reasonable efforts to cause the managing Underwriter(s) of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All holders of Registrable Securities who propose to distribute securities through a Piggy-Back Registration that involves an Underwriter(s) shall enter into an underwriting agreement in customary form with the Underwriter(s) selected by the Company for such Piggy-Back Registration, subject to Section 3.1(f).

(b) Reduction of Offering. If the managing Underwriter(s) for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the holders of Registrable Securities in writing that the dollar amount or number of shares of Common Stock or other securities that the Company desires to sell, taken together with (x) shares of Common Stock and other securities, if any, as to which registration has been demanded pursuant to written contractual arrangements with persons other than the holders of Registrable Securities, (y) shares of Common Stock and other securities, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other persons other than the holders of Registrable Securities (“Other Piggy-Back Securities”) and (z) the Registrable Securities as to which registration has been requested under this Section 2.2, exceeds the Maximum Number of Securities, then the Company shall include in any such registration:

(i) If the registration is undertaken for the Company’s account: (a) first, the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Securities; (b) second, subject to any priority piggy-back rights granted by the Company under the Registration Rights Agreement, dated September 25, 2009, by and among Resolute Energy Corporation and certain holders, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (a), the Other Piggy-Back Securities and the Registrable Securities as to which registration has been requested under this Section 2.2 that can be sold without exceeding the Maximum Number of Securities, pro rata in accordance with the number of the Other Piggy-Back Securities and the Registrable Shares that each holder has actually requested to be included in such registration, regardless of the number of Other Piggy-Back Securities or Registrable Shares, as the case may be, with respect to which such holder has the right to request such inclusion; (c) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (b), all other securities the Company desires to be included in the registration; and

(ii) If the registration is a “demand” registration undertaken at the demand of persons other than the holders of Registrable Securities pursuant to written contractual arrangements with such persons, (a) first, the shares of Common Stock or other securities for the account of the demanding persons that can be sold without exceeding the Maximum Number of Securities; (b) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (a), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Securities; and (c) third, subject to any priority piggy-back rights granted by the Company under the Registration Rights Agreement, dated September 25, 2009, by and among Resolute Energy Corporation and certain holders, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (a) and (b), the Other Piggy-Back Securities and the Registrable Securities as to which registration has been requested under this Section 2.2 that can be sold without exceeding the Maximum Number of Securities, pro rata in accordance with the number of the Other Piggy-Back Securities and the Registrable Shares that each holder has actually requested to be included in such registration, regardless of the number of Other Piggy-Back Securities or Registrable Shares, as the case may be, with respect to which such holder has the right to request such inclusion.

(c) Withdrawal. Any holder of Registrable Securities may elect to withdraw such holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw a reasonable time prior to the effectiveness of the Registration Statement. The Company may also elect to withdraw a registration statement at any time prior to the effectiveness of the Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of Registrable Securities in connection with such Piggy-Back Registration as provided in Section 3.3.

2.3 Registrations on Shelf Registration Statement. One or more of the Holders may at any time, and from time to time, request in writing that the Company register the resale of any or all of their Registrable Securities on a Shelf Registration Statement; provided, however, that the Company shall not be obligated to effect such request (i) through an underwritten offering (provided, however, that such an underwritten offering may be requested pursuant to, and subject to the limitations set forth in, Section 2.1) or (ii) at a time that it is not eligible to use Form S-3 (or any successor form) for such a registration. Upon receipt of such written request, the Company will promptly give written notice of the proposed registration to all other holders of Registrable Securities and, as soon as practicable thereafter, effect the registration of all or such portion of such holder’s or holders’ Registrable Securities, as the case may be, as are specified in such request, together with all or such portion of the Registrable Securities of any other holder or holders joining in such request as are specified in a written request given within ten (10) Business Days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 2.3 if the holders of the Registrable Securities, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities, if any, at any aggregate price to the public of less than $5.0 million. Except as set forth in clause (i) above, registrations effected pursuant to this Section 2.3 shall not be counted as Demand Registrations effected pursuant to Section 2.1.

ARTICLE 3

REGISTRATION PROCEDURES

3.1 Filings; Information. Whenever the Company is required to effect the registration of any Registrable Securities pursuant to Section 2, the Company shall use commercially reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

(a) Filing Registration Statement. The Company shall, as expeditiously as possible and in any event within sixty (60) days after receipt of a request for a Demand Registration pursuant to Section 2.1 or Section 2.3, prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use commercially reasonable efforts to cause such Registration Statement to become and remain effective for the period required by Section 3.1(c); provided, however, that the Company shall have the right to defer any Demand Registration or any filing of a Shelf Registration Statement for up to ninety (90) days, and any Piggy-Back Registration for such period as may be applicable to deferment of any demand registration to which such Piggy-Back Registration relates, in each case if the Company shall furnish to the relevant holders a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its stockholders for such Registration Statement to be effected at such time; provided, further, however, that the Company shall not have the right to exercise the right set forth in the immediately preceding proviso more than once in any 365-day period in respect of a Demand Registration or Shelf Registration Statement filing hereunder; provided, further, that the Holders shall provide at least fifteen (15) Business Days’ notice of the date on which they wish the Company to prepare and file a Registration Statement with the Commission.

(b) Copies. The Company shall furnish without charge to the holders of Registrable Securities included in a registration effected hereunder, and such holders’ legal counsel, copies of the relevant Registration Statement, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus and any Prospectus supplements), and such other documents as the holders of Registrable Securities included in such registration or legal counsel for any such holders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such holders.

(c) Amendments and Supplements. The Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities, and all other securities covered by such Registration Statement, have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement (which period, in cases other than a Registration Statement pursuant to Rule 415 under the Securities Act, shall not exceed the sum of one hundred eighty (180) days plus any period during which any such disposition is interfered with by any stop order or injunction of the Commission or any governmental agency or court) or such securities have been withdrawn or have ceased to constitute Registrable Securities.

(d) Notification and Updates. After the filing of a Registration Statement, the Company shall promptly, and in no event more than two (2) Business Days after such filing, notify the holders of Registrable Securities included in such Registration Statement of such filing, and shall further notify such holders promptly and, if requested, confirm such advice in writing in all events within two (2) Business Days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall use reasonable best efforts to prevent the entry of such stop order or to remove it if entered); (iv) any request by the Commission for any amendment or supplement to such Registration Statement, or any Prospectus relating thereto, or for additional information; or (v) the occurrence of an event requiring the preparation of a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Registrable Securities included in such Registration Statement any such supplement or amendment. Before filing with the Commission a Registration Statement or Prospectus or any amendment or supplement thereto, excluding documents incorporated by reference, the Company shall furnish to the holders of Registrable Securities included in such Registration Statement, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders with a reasonable opportunity to review such documents and comment thereon, and the Company shall not file any Registration Statement or Prospectus or amendment or supplement thereto to which such holders, or their legal counsel shall reasonably object. Further, the Company shall (y) promptly, and in no event more than ten (10) Business Days after receiving a notification as described in clauses (iv) and (v) of this Section 3.1(d), comply with any and all requests received by and from the Commission, and (z) promptly provide to such holders copies of all correspondence sent or received by the Company pursuant to clauses (i) through (v) of this Section 3.1(d).

(e) State Securities Laws Compliance. The Company shall use commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other State authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.1(e) or subject itself to taxation in any such jurisdiction.

(f) Agreements for Disposition. The Company shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form with customary indemnities) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. For the avoidance of doubt, the holders of Registrable Securities included in the Registration Statement may not require the Company to accept terms, conditions, or provisions in any such agreement which the Company determines is not reasonably acceptable to the Company, notwithstanding any agreement to the contrary herein. No holder of Registrable Securities included in such Registration Statement shall be required to (i) make any representations or warranties in the underwriting agreement except as reasonably requested by the Company and, if applicable, with respect to such holder’s organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with such holder’s material agreements and organizational documents, and with respect to written information relating to such holder that such holder has furnished in writing expressly for inclusion in such Registration Statement; or (ii) undertake any indemnification or contribution obligations to the Company or any underwriter with respect thereto, except to the extent of the indemnification being given in Sections 4.2 and 4.4.

(g) Cooperation. The principal executive officer of the Company, the principal financial officer of the Company, the principal accounting officer of the Company and all other officers and members of the management of the Company shall cooperate reasonably in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and, in the case of an underwritten offering, participation in a reasonable number of meetings with Underwriters, attorneys, accountants and potential investors, and any other action that would be reasonably necessary or advisable, in the good faith judgment of such person, to make the necessary Registration Statement effective. Subject to Section 3.1(f), holders of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the Underwriter(s) except as they may relate to such holders and their intended methods of distribution. Such holders, however, shall agree to such covenants and indemnification and contribution obligations for selling stockholders as are customarily contained in agreements of that type, subject to Section 3.1(f). Further, such holders shall cooperate reasonably in the preparation of the registration statement and other documents relating to any offering in which they include securities pursuant to this Agreement. Each holder shall also furnish to the Company such information regarding itself, the Registrable Securities held by such holder, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of the Registrable Securities promptly following a request by the Company for such information.

(h) Records. The Company shall make available for inspection by the holders of Registrable Securities included in the Registration Statement all financial and other records, pertinent corporate documents and properties of the Company, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors, and employees to supply all information reasonably requested by any of them in connection with such Registration Statement. Notwithstanding the foregoing, all due diligence performed by such holders shall be carried out in a manner that complies with applicable law.

(i) Opinions and Comfort Letters. The Company shall furnish to each holder of Registrable Securities included in any Registration Statement relating to an underwritten offering hereunder copies of (i) any opinion of counsel to the Company delivered to any Underwriter and (ii) any comfort letter from the Company’s independent public accountants delivered to any Underwriter.

(j) Earnings Statement. The Company shall use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and the Securities Act, and to make available to its stockholders, as soon as practicable, an earnings statement covering a period of twelve (12) months, beginning within six (6) months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(k) Listing. The Company shall use commercially reasonable efforts to cause all Registrable Securities included in any registration to be listed on such exchange(s) as other securities of the Company of the same class(es) are then listed.

3.2 Obligation to Suspend Distribution. Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1(d)(v), each holder of Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such holder receives the supplemented or amended Prospectus contemplated by Section 3.1(d)(v), and, if so directed by the Company, each such holder will deliver to the Company all copies, other than permanent file copies then in such holder’s possession, of the most recent Prospectus covering such Registrable Securities at the time of receipt of such notice.

3.3 Registration Expenses. The Company shall bear all customary costs and expenses incurred in connection with any Demand Registration pursuant to Section 2.1, any Piggy-Back Registration pursuant to Section 2.2, and any registration on a Shelf Registration Statement effected pursuant to Section 2.3, and all reasonable expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration

Statement becomes effective, including, without limitation: (a) all registration and filing fees; (b) fees and expenses of compliance with securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the Registrable Securities, subject to the limit set forth in paragraph (i) below); (c) printing expenses; (d) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (e) the fees and expenses incurred in connection with the listing of the Registrable Securities, as required by Section 3.1(k); (f) Financial Industry Regulatory Authority fees; (g) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 3.1(i)); (h) the fees and expenses of any special experts retained by the Company in connection with such registration; and (i) the fees and expenses of one legal counsel selected by the holders of a majority in interest of the Registrable Securities that are included in such registration (not to exceed, including the fees and disbursements to counsel in clause (b) above, $30,000). The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne solely by such holders. Additionally, in an underwritten offering, all selling securityholders and the Company shall bear the expenses of the underwriter pro rata in proportion to the respective dollar value of securities each is selling in such offering.

3.4 Information. The holders of Registrable Securities shall provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2 and in connection with the Company’s obligation to comply with federal and applicable state securities laws.

3.5 Holder Obligations. No holder of Registrable Securities may participate in any underwritten offering pursuant to this Agreement unless such holder

(a) agrees to sell only such holder’s Registrable Securities on the basis reasonably provided in any underwriting agreement, and

(b) subject to Section 3.1(f), completes, executes and delivers any and all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements, and other documents reasonably required by or under the terms of any underwriting agreement, or as reasonably requested by the Company.

ARTICLE 4

INDEMNIFICATION AND CONTRIBUTION

4.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder, and each other holder of Registrable Securities, and each of their respective officers, employees, affiliates, directors, partners, members, attorneys, and agents, and each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) a Holder and each other holder of Registrable Securities (each, an “Holder Indemnified Party”), from and against any expenses, losses, judgments, claims, damages, or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary Prospectus or final Prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expense, loss, claim, damage, or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary Prospectus or final Prospectus or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by such selling holder expressly for use therein.

4.2 Indemnification by Holders of Registrable Securities. Each selling holder of Registrable Securities will, with respect to any Registration Statement where Registrable Securities were registered under the Securities Act, indemnify and hold harmless the Company, each of its directors and officers, and each other person, if any, who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), against any losses, claims, judgments, damages, or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary Prospectus or final Prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such selling holder expressly for use therein, and shall reimburse the Company, its directors and officers, and each such controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability, or action. Each selling holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling holder from the sale of Registrable Securities which gave rise to such indemnification obligation.

4.3 Conduct of Indemnification Proceedings. Promptly after receipt by any person of any notice of any loss, claim, damage, or liability or any action in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, promptly notify such other person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability, or action. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall assume the defense thereof, including through the retention of counsel reasonably satisfactory to the Indemnified Party and payment of all fees and expenses incurred in connection with such defense. In any such proceeding, the Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such

Indemnified Party unless (a) the Indemnified Party and the Indemnifying Party shall have mutually agreed to the retention of such counsel, or (b) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with such consent or there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

4.4 Contribution.

(a) If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability, or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability, or action in such proportion as is appropriate to reflect the relative benefits received by the Indemnified Parties on the one hand and the Indemnifying Parties on the other from the offering. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the Indemnified Party failed to give the notice required under Section 4.3 above, then each Indemnifying Party shall contribute to such amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Indemnified Parties on the one hand and the Indemnifying Parties on the other in connection with the actions or omissions which resulted in such loss, claim, damage, liability, or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(b) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 4.4(a). The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability, or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions, or taxes)

actually received by such holder from the sale of Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE 5

EXCHANGE ACT REPORTS

5.1 Rule 144. The Company covenants that it shall use its reasonable best efforts to file any reports required to be filed by it under the Exchange Act and to take such further action as the holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 145 under the Securities Act, or any similar provision thereto, but not Rule 144A.

ARTICLE 6

MISCELLANEOUS

6.1 Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties, and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. This Agreement and the rights, duties, and obligations of the holders of Registrable Securities hereunder may only be assigned by a holder of Registrable Securities in conjunction with and to the extent of any permitted transfer of Registrable Securities by a holder in accordance with applicable law to an Affiliate of a Holder; provided, however, that (i) written notice of such assignment shall be provided to the Company contemporaneously with such assignment (which notice shall include the name, address and phone number of the assignee), along with confirmation of the assignee’s Affiliate status, and (ii) the transferee shall execute and deliver a Joinder to the Company, whereupon such person will be treated as a Holder for all purposes of this Agreement; provided, further, that the Holders may not assign their rights under the second and third sentences of Section 3.1(d) or Section 3.1(h) without the prior consent of the Company (which shall not be unreasonably withheld), and any assignment in violation of the foregoing shall be void. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and permitted assignees. This Agreement is not intended to confer any rights or benefits on any persons that are not a party hereto other than as expressly set forth in Section 4 and this Section 6.1.

6.2 Notices. All notices, demands, requests, consents, approvals, or other communications (collectively, “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served and delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex, or facsimile (with, in the case of a facsimile transmission, confirmation of receipt), addressed as set forth below, or to such other address as such party shall have specified most recently by written notice provided in accordance with this Section 6.2. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex, or facsimile; provided, that if such service or transmission is not on a Business Day or is after normal business hours, then such notice shall be deemed given on the next Business Day. Notice otherwise sent as provided herein shall be deemed given on the next Business Day following timely delivery of such notice to a reputable air courier service with an order for next-day delivery.

To the Company:

Resolute Energy Corporation

1675 Broadway, Suite 1950

Denver, CO 80202

Attention: James M. Piccone

Fax: (303) 623-3628

with a copy to:

Davis Graham & Stubbs LLP

1550 17th St., Suite 500

Denver, CO 80202

Attention: Ronald R. Levine, II

Fax: (303) 893-1379

To a Holder, to the address set forth below such Holder’s name on the signature pages hereof or of a Joinder; to an assignee of a Holder, to the address set forth in the assignee’s notice delivered pursuant to Section 6.1 or in the applicable Joinder.

6.3 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

6.4 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

6.5 Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.

6.6 Modifications and Amendments. No amendment, modification, or termination of this Agreement shall be binding upon any party hereto unless executed in writing by a majority (based on the number of then outstanding Registrable Shares) of the Holders and the Company.

6.7 Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

6.8 Waivers and Extensions. Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided, that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

6.9 Remedies Cumulative. In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, a Holder or any other holder of Registrable Securities may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers, or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power, or remedy shall be cumulative and in addition to any other right, power, or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

6.10 Governing Law. This Agreement shall be governed by and interpreted and construed in accordance with the laws of the State of Delaware applicable to contracts formed and to be performed entirely within the State of Delaware, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. Without limiting the foregoing, the Company and the holders of the Registrable Securities agree that service of process at each party’s respective addresses as provided for in Section 6.2 above shall be deemed effective service of process on such party.

6.11 Waiver of Trial by Jury. Each party hereto hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement, the transactions contemplated hereby, or the actions of the Holder in the negotiation, administration, performance, or enforcement hereof.

6.12 Joinder. Any person that is an Affiliate of an undersigned party listed under “Holders” on the signature page hereto and that acquires Common Stock or Warrants after the date hereof shall be entitled to be admitted as a party to this Agreement upon its execution and delivery of a joinder agreement, in form and substance set forth in Exhibit A hereto (a “Joinder”), whereupon such person will be treated as a Holder for all purposes of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

RESOLUTE ENERGY CORPORATION

By:	/s/ Richard F. Betz
Name:	Richard F. Betz
Title:	EVP - COO

Signature Page

Registration Rights Agreement

HOLDERS:

SPO Partners II, L.P.

By:	SPO Advisory Partners, L.P.
Its:	General Partner

By:	SPO Advisory Corp.
Its:	General Partner

By:	/s/ Edward H. McDermott
Name:	Edward H. McDermott
Title:	Vice President

San Francisco Partners, L.P.

By:	SF Advisory Partners, L.P.
Its:	General Partner

By:	SPO Advisory Corp.
Its:	General Partner

By:	/s/ Edward H. McDermott
Name:	Edward H. McDermott
Title:	Vice President

Phoebe Snow Foundation, Inc.

By:	/s/ John N. Scully
Name:	John N. Scully
Title:	President

/s/ John N. Scully
John H. Scully

/s/ Edward H. McDermott
Edward H. McDermott

Address:	c/o SPO Partners & Co.
591 Redwood Highway, Suite 3215
Mill Valley, CA 94941

Signature Page

Registration Rights Agreement

EXHIBIT A

FORM OF JOINDER TO

REGISTRATION RIGHTS AGREEMENT

OF

RESOLUTE ENERGY CORPORATION

By executing this joinder to the Registration Rights Agreement, dated as of May     , 2013, by and among Resolute Energy Corporation (the “Company”) and the Holders party thereto (the “Registration Rights Agreement”), the undersigned hereby agrees to become a party to the Registration Rights Agreement and a “Holder” thereunder, having such rights, entitlements and obligations as set forth in the Registration Rights Agreement, a copy of which the undersigned acknowledges he/she/it has received and has had the opportunity to review. By executing this counterpart signature page, the undersigned agrees to be bound by all terms and conditions of the Registration Rights Agreement.

Holder:

By:
Name:
Title:
Date:
Address:

Company Acknowledgement:
Resolute Energy Corporation

By:
Name:
Title:

A-1